UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 31, 2012

NORTH VALLEY BANCORP

(Exact name of registrant as specified in its charter)

California
(State or other jurisdiction of incorporation)

0-10652	94-2751350
(Commission File Number)	(IRS Employer Identification No.)

300 Park Marina Circle, Redding, CA	96001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (530) 226-2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The 2012 Annual Meeting of Shareholders of North Valley Bancorp (the “Company”) was held on May 31, 2012. Three matters were submitted to a vote of the shareholders through the solicitation of proxies and the results of the voting are set forth below:

Proposal 1. The following nine persons were nominated and elected as Directors of the Company, to serve for terms of one year. The voting results were as follows:

Nominees	Votes For	Votes Withheld	Broker Non-Votes

Michael J. Cushman	5,931,604	23,770	577,399
Dante W. Ghidinelli	5,938,072	17,302	577,399
Kevin D. Hartwick	5,933,241	22,133	577,399
Patrick W. Kilkenny	5,927,960	27,414	577,399
Roger B. Kohlmeier	5,937,154	18,220	577,399
Timothy R. Magill	5,937,577	17,797	577,399
Martin A. Mariani	5,938,077	17,297	577,399
Dolores M. Vellutini	5,930,756	24,618	577,399
J.M. (Mike) Wells, Jr.	5,935,132	20,242	577,399

Proposal 2. Advisory (non-binding) vote on the Company’s executive compensation (“Say On Pay”). The voting results were as follows:

For	Against	Abstain	Broker Non-Votes

5,849,686	63,122	42,566	577,399

Proposal 3. To ratify the appointment of Crowe Horwath LLP as the Company’s Independent Registered Public Accounting Firm for 2012. The proposal was approved. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes

6,498,845	22,768	11,160	-0-

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH VALLEY BANCORP

Dated: June 1, 2012	By:	/s/ Kevin R. Watson
Kevin R. Watson
Executive Vice President
Chief Financial Officer

3